Exhibit 99.1

FOR IMMEDIATE RELEASE

Syniverse Names Martin A. Picciano its Chief Accounting Officer

TAMPA, Fla. – Sept. 26, 2008 – Syniverse Technologies (NYSE: SVR), a leading provider of technology and business solutions for the global telecommunications industry, has named Sr. Vice President of Finance Martin A. Picciano as its chief accounting officer. Picciano joined Syniverse in August after more than seven years with Global Payments Inc. (NYSE: GPN), where he served as senior vice president and chief accounting officer.

“Marty’s broad background in accounting procedures, regulatory compliance and internal control processes make him a natural fit to serve as Syniverse’s chief accounting officer,” said David Hitchcock, Chief Financial Officer, Syniverse. “I’m pleased he has decided to join us and share his extensive experience in the increasingly complicated arena of corporate finance.”

A certified public accountant, Picciano brings 20 years of corporate accounting expertise to Syniverse. Prior to serving in multiple senior-level capacities at Global Payments, he held a variety of corporate accounting positions at other public companies, including Rollins, Inc. and National Data Corporation.

“I look forward to taking on this position in Syniverse at a time the company is experiencing unprecedented growth,” Picciano said. “This company has a strong reputation as a financially strong global leader, and I look forward to being a part of an outstanding executive team.”

Picciano, who earned a bachelor of business administration degree in accounting from Niagara University, is a member of the American Institute of Certified Public Accountants.

About Syniverse

Syniverse Technologies (NYSE:SVR) solutions allow more than 600 communications companies in over 120 countries to provide seamless mobile services by making it possible for disparate technologies and standards to interoperate. Syniverse’s flexibility and customer focus permit its customers to quickly react to market changes and demands, enabling the delivery of everything from voice calls to sophisticated data and video services wherever and whenever subscribers need them. With more than 20 years in the industry, Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com.

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For more information

Diane Rose

Syniverse Corporate Communications

+1 813.637.5077 (office)

diane.rose@syniverse.com

Syniverse Technologies | 8125 Highwoods Palm Way, Tampa, FL USA 33647-1776 | 1.813.637.5000 | www.syniverse.com

FOR IMMEDIATE RELEASE

Syniverse Announces Departure of Board of Directors

Member

TAMPA, Fla. – Sept. 26, 2008 – Syniverse Technologies (NYSE: SVR), a leading provider of technology and business solutions for the global telecommunications industry, announced today that Collin E. Roche stepped down from the company’s Board of Directors effective Sept. 25 to devote more time to other business activities. Roche, who served on the compensation committee, joined the Syniverse board in 2002 and is a principal of GTCR Golder Rauner, LLC.

“Collin has been a valuable contributor to the Syniverse board for the past six years, and his knowledge and experience will be missed,” said Syniverse Chairman of the Board Bob Marino. “On behalf of all the board members, I would like to extend our most sincere gratitude for Collin’s dedication and his years of service.”

About Syniverse

Syniverse Technologies (NYSE:SVR) solutions allow more than 600 communications companies in over 120 countries to provide seamless mobile services by making it possible for disparate technologies and standards to interoperate. Syniverse’s flexibility and customer focus permit its customers to quickly react to market changes and demands, enabling the delivery of everything from voice calls to sophisticated data and video services wherever and whenever subscribers need them. With more than 20 years in the industry, Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com.

###

For more information

Diane Rose

Syniverse Corporate Communications

+1 813.637.5077 (office)

diane.rose@syniverse.com

Syniverse Technologies | 8125 Highwoods Palm Way, Tampa, FL USA 33647-1776 | 1.813.637.5000 | www.syniverse.com